Universal Technical Institute Provides Norwood Campus Update

Campus to remain open through fall 2020; current students will have the opportunity to graduate and continue receiving employment and student support services

SCOTTSDALE, ARIZ. - February 18, 2019 - Universal Technical Institute (NYSE: UTI) today announced that, after 14 years and more than 6,500 graduates, its campus in Norwood, Massachusetts, is no longer accepting new student applications and will have its last class start on March 18, 2019. The decision to exit the Norwood campus in the fall of 2020 is part of UTI’s previously communicated strategy to move from large destination campuses to smaller campuses in markets with higher student density and industry demand.
Current students, as well as students starting by March 18, will have the opportunity to complete their training programs and graduate with the skills needed to work as automotive and diesel technicians. Further, UTI remains committed to providing Norwood students with employment assistance and other student support services while attending school and following graduation. Students scheduled to begin school after March 18 will be given the option of attending another UTI campus, receiving relocation support, or having their enrollment fees refunded. UTI will also support impacted employees through this transition, with severance packages including benefits and the potential to transfer to another UTI location in the future.
“For the past 14 years, we have proudly served the New England area with excellent student outcomes. Just last year, our Norwood campus was recognized as a School of Excellence by the Accrediting Commission of Career Schools and Colleges (ACCSC), and we will continue to deliver quality education and service to our students and graduates. While our physical presence in the New England area is changing, our commitment to students, employees and industry customers is not,” said Kim McWaters, UTI President and CEO.
Admissions representatives located in Massachusetts and throughout greater New England will continue to support students interested in attending one of UTI’s 12 other campuses nationwide while maintaining UTI's strong partnership with local employers. Although UTI continues to pursue real estate rationalization, the company does not currently anticipate additional market exits.

Please see the Current Report on Form 8-K for further information regarding this campus update, including financial information, to be submitted on February 19, 2019.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Jody Kent
VP, Communications & Public Affairs
(623) 445-0872
jkent@uti.edu

Investor Relations Contact:
Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

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